Grant Thornton

May 6, 2015

Grant Thornton LLP
75 State Street
13th Floor
Boston, MA
02109

T 1 617 723-7900
F 1 617 723-3640
www.GrantThornton.com

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: CIRCOR International, Inc.
File No. 001-14962

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of CIRCOR International, Inc. dated May 4, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP